Exhibit 15

May 1, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 30, 2014 on our review of interim financial information of Sonoco Products Company for the three month period ended March 30, 2014 and March 31, 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 30, 2014 is incorporated by reference in its Registration Statement on Form S-8 dated April 30, 2014.

Very truly yours,

/s/ PricewaterhouseCoopers LLP